Exhibit 99.1

FOR IMMEDIATE RELEASE

TechTarget Reports First Quarter 2012 Financial Results

Company reports Online Revenue up 8%

Newton, MA — May 8, 2012 — Technology media company TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months ended March 31, 2012.

“Despite new weakness in the IT market, we are continuing to make excellent progress on our two major strategic initiatives; our Activity Intelligence™ product platform and our direct international expansion,” said Greg Strakosch, CEO of TechTarget. “We are confident that these investments will pay off even more when the IT market improves.”

Total Q1 2012 revenues increased 5% to $23.7 million compared to Q1 2011. Q1 2012 online revenue increased by 8% to $22.1 million compared to Q1 2011. Online revenues represented 93% of total Q1 2012 revenues. Q1 2012 events revenue decreased by 25% to $1.6 million compared to Q1 2011 and represented 7% of total Q1 2012 revenues.

Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation, and amortization, as further adjusted to eliminate stock-based compensation) for Q1 2012 decreased 5% to $3.5 million compared to $3.7 million for Q1 2011.

Total gross profit margin for Q1 2012 was 71%, compared to 71% for Q1 2011. Online gross profit margin increased to 73% for Q1 2012, compared to 72% for Q1 2011. Events gross profit margin decreased to 53% for Q1 2012, as compared to 60% for Q1 2011.

Net income was $0.4 million for Q1 2012 compared to a net loss of $0.1 million in Q1 2011. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense and the related income tax impact of these charges) for both Q1 2012 and Q1 2011 was $1.7 million. Net income per basic share for Q1 2012 was $0.01 compared to net loss per basic share of $0.00 for Q1 2011. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q1 2012 and Q1 2011 was $0.04.

The Company’s balance sheet and financial position remain strong. As of March 31, 2012, the Company’s cash, cash equivalents and investments totaled $60.8 million, working capital is $72.1 million, and the Company has no outstanding bank debt.

The Company is also announcing that Janice Kelliher has been elected as the permanent Chief Financial Officer and Treasurer of the Company. Ms. Kelliher, 49, joined the Company in January 2012 as Vice President, Finance and was elected as the Company’s interim Chief Financial Officer on March 13, 2012.

Recent Company Highlights

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Announced that it has established an office in Singapore to help better manage Southeast Asian sales operations and work more closely with Asia-Pacific (APAC) regional marketers. TechTarget has 363,000 registered members from Southeast Asia and serves more than 8 million Southeast Asian ad impressions each quarter across its network of sites focused on enterprise information technology topics such as data centers, virtualization, cloud computing, storage, networking and business applications. The new Singapore office adds to the established operational bases TechTarget has across APAC, including offices in China, India and Australia. TechTarget operates 12 websites in China, 4 websites in India, 3 websites in Australia and has 20 partner-run websites in Japan. Across APAC, TechTarget has nearly three million registered members.

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Announced the launch of SearchFinancialApplications.com™, a new website designed to assist business and information technology professionals using technology to manage finance and human resources (HR) functions. Launching with over 25,000 active, registered members, SearchFinancialApplications.com publishes articles, tutorials and other resources to help organizations make smarter technology purchasing decisions in areas such as accounting/general ledger (GL), procurement, analytics, employee financials, payroll, HR/HCM, talent management, workforce analytics and more.

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Announced the launch of SearchSolidStateStorage.com™, a new website designed to assist information technology professionals with technical research on solid state storage products, including flash technologies. Solid state storage is made from silicon microchips and — unlike traditional spinning hard disk drives and tape media — stores data electronically instead of magnetically, so it has no mechanical parts. Solid state storage is gaining rapid deployment as the latest in a wave of technology innovations intended to add efficiency to storage infrastructures, innovations that include data deduplication, automated tiering, thin provisioning and storage virtualization.

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Announced that two campaigns it developed in collaboration with its clients’ advertising agencies, ZenithOptimedia for Oracle® and MediaCom for Dell®, have been named to the shortlist for the fourth annual Internationalist Awards for Innovation in Media run by The Internationalist magazine. The nominated Dell Social Reader™ campaign was the first deployment of TechTarget’s social collaboration platform, Social Engage™, which enables information technology professionals to participate in real-time, online discussions with their peers on topics such as cloud computing, data center management, IT security, and healthcare IT. This campaign ran as part of Dell’s global “The power to do more®” campaign.

Financial Guidance

In the second quarter of 2012, the Company expects total revenues to be within the range of $26.1 million to $27.3 million; online revenues within the range of $23.0 million to $24.0 million; events revenues within the range of $3.1 million to $3.3 million and adjusted EBITDA to be within the range of $5.6 million to $6.3 million.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (May 8, 2012). Supplemental financial information and our Chief Executive Officer’s Letter to Shareholders will be posted to the Investor Information section of our website simultaneously with this press release.

NOTE: Our Chief Executive Officer’s Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing 1-877-317-6789 (US callers) or 1-412-317-6789 (International callers).

For those investors unable to participate in the live conference call, replay of the conference call will be available via telephone beginning May 8, 2012 at 7:00 p.m. ET through June 8, 2012 at 9:00 a.m. ET. To listen to the replay, for US, dial 1-877-344-7529 and use the passcode 10011822. International callers should dial 1-412-317-0088 and also use the passcode 10011822. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and restructuring charges. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget (NASDAQ: TTGT) is the online intersection of serious technology buyers, targeted technical content and technology providers worldwide. Our extensive network of online and social media, powered by TechTarget’s Activity Intelligence™ platform, redefines how technology marketers view and engage technology buyers based on their active projects, specific technical priorities and business needs. With more than 100 technology-specific websites and a wide selection of custom advertising, branding, and lead generation solutions, TechTarget delivers unparalleled reach and innovative opportunities to drive technology marketing success around the world.

TechTarget has offices in Atlanta, Beijing, Boston, Cincinnati, London, Mumbai, San Francisco, Singapore and Sydney.

To learn how you can engage with serious technology buyers worldwide, visit techtarget.com and follow us @TechTarget.

(C) 2012 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and Activity Intelligence, Social Engage, SearchFinancialApplications.com and SearchSolidStateStorage.com are trademarks, of TechTarget. All other trademarks are the property of their respective owners.

Contacts:
Investor Inquiries	Media Inquiries
Janice Kelliher	Marilou Barsam
Chief Financial Officer	Senior Vice President, Corporate Marketing
TechTarget	TechTarget
617-431-9449	617-431-9368
jkelliher@techtarget.com	mbarsam@techtarget.com

TECHTARGET, INC.

Consolidated Statements of Operations

(in $000’s, except per share amounts)

	For the Three Months Ended March 31,
	2012	2011
	(Unaudited)
Revenues:
Online	$22,071	$20,380
Events	1,643	2,186

Total revenues	23,714	22,566

Cost of revenues:
Online (1)	6,041	5,606
Events (1)	764	877

Total cost of revenues	6,805	6,483

Gross profit	16,909	16,083
Operating expenses:
Selling and marketing (1)	9,163	8,631
Product development (1)	1,855	1,946
General and administrative (1)	3,649	3,799
Depreciation	767	641
Amortization of intangible assets	937	1,086

Total operating expenses	16,371	16,103

Operating income (loss)	538	(20)
Interest income, net	25	6

Income (loss) before provision for income taxes	563	(14)
Provision for income taxes	198	61

Net income (loss)	$365	$(75)

Net income (loss) per common share:
Basic and diluted	$0.01	$(0.00)

Weighted average common shares outstanding:
Basic	39,862	37,940

Diluted	40,853	37,940

(1) Amounts included in stock-based compensation as follows:
Cost of online revenues	$53	$70
Cost of events revenues	4	22
Selling and marketing	731	1,158
Product development	65	106
General and administrative	441	644

TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in $000’s)

	For the Three Months Ended March 31,
	2012	2011
Net income (loss)	$365	$(75)

Interest income, net	(25)	(6)
Provision for income taxes	198	61
Depreciation	767	641
Amortization of intangible assets	937	1,086

EBITDA	2,242	1,707

Stock-based compensation expense	1,294	2,000

Adjusted EBITDA	$3,536	$3,707

TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Diluted Share to

Adjusted Net Income per Share

(in $000’s, except per share amounts)

	For the Three Months Ended March 31,
	2012	2011
Net income (loss)	$365	$(75)

Amortization of intangible assets	937	1,086
Stock-based compensation expense	1,294	2,000
Impact of income taxes	945	1,310

Adjusted net income	$1,651	$1,701

Net income (loss) per diluted share	$0.01	$(0.00)
Weighted average diluted shares outstanding	40,853	37,940

Adjusted net income per share	$0.04	$0.04
Adjusted weighted average diluted shares outstanding	40,853	41,034

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	—	3,094

Weighted average diluted shares outstanding	40,853	37,940

TECHTARGET, INC.

Financial Guidance for the Three Months Ended June 30, 2012

(in $000’s)

	For the Three Months Ended June 30, 2012
	Range
Revenues	$26,100	$27,300

Adjusted EBITDA	$5,566	$6,266

Depreciation, amortization and stock-based compensation	2,816	2,816
Interest and other income, net	24	25
Provision for income taxes	1,193	1,494

Net income	$1,581	$1,981